[LETTERHEAD]
                                November 5, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS
                           INCORPORATED

Ladies and Gentlemen:

                  This firm is counsel for BOWLIN Outdoor Advertising & Travel Centers Incorporated, a Nevada corporation (the "Company"). As such, we are familiar with the Articles of Incorporation and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of up to 1,667,500 shares of the Company's $.001 par value Common Stock
(the "Common Stock"), which are the subject of a Form SB-2 Registration Statement under the Securities Act of 1933. We have also acted as counsel for the Company with respect to certain matters in connection with the sale of the Common Stock and in preparation of the required filings with the Securities and Exchange Commission. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth below.

                  Based upon the foregoing, it is our opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

                  2. The Common Stock, when issued, will be duly and validly issued, fully paid and nonassessable.

                  We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Company's Form SB-2 Registration Statement relating to the Preferred Stock, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion with state regulatory agencies in such states as may require such filing in connection with the registration of the Common Stock for offer and sale in such states.

                                        Very truly yours,

                                        /s/ Squire, Sanders, & Dempsey L.L.P.